Exhibit 99.1

Quanterix Announces Appointment of Karen A. Flynn to Board of Directors

BILLERICA, Mass. – June 6, 2022 – Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced that Karen A. Flynn, Senior Vice President and Chief Commercial Officer of Catalent Pharma Solutions (NYSE: CTLT), has been appointed to Quanterix’ Board of Directors effective June 6, 2022.

Ms. Flynn is an accomplished healthcare leader with over 35 years of commercial, operations and general management experience in the pharmaceutical services industry. She currently serves as Chief Commercial Officer of Catalent Pharma Solutions, a global provider of development and manufacturing solutions for drugs, biologics, cell and gene therapies and consumer health products. She previously served as the President of Catalent’s Biologics business. Prior to Catalent, she served as Senior Vice President and Chief Commercial Officer for West Pharmaceutical Services and as President of West’s Pharmaceutical Packaging Systems business. In addition to her experience leading high growth businesses, Ms. Flynn brings an extensive background in commercial strategy, strategic planning and innovation and quality management. She previously served on the Board of Directors of Recro Pharma, Inc., a specialty pharma and contract development and manufacturing organization focused on developing non-opioid products for acute pain and on solving complex formulation and manufacturing challenges primarily in small molecule therapeutic development.

“We are pleased to welcome Karen to the Quanterix Board, bringing proven expertise that will be invaluable as a Director,” said Kevin Hrusovsky, Executive Charmain of the Board of Quanterix. “As Quanterix continues executing on its next phase of growth, we are confident that Karen’s successful track record of developing and overseeing commercial and market strategies for global businesses will complement the skill sets already on our Board. We look forward to Karen’s guidance and perspective as the Company continues to expand the impact it has in powering advances in healthcare research and diagnostics.”

“I am excited to join the Quanterix Board of Directors and work alongside a group of talented and distinguished board members during such an exciting time at the Company,” said Karen Flynn. “Quanterix is driving innovation that has the potential to deliver life-changing solutions in support of earlier disease detection, better prognoses and enhanced treatment methods. With the Company’s strong foundation and focused vision for the future, Quanterix is well-positioned to further scale and strengthen its business and drive long-term value for shareholders. I look forward to supporting Quanterix’ continued success.”

Ms. Flynn received her Master of Science in Engineering from University of Pennsylvania and Master of Science in Business Administration from Boston University. She received her Bachelor of Science in Pre-Professional Studies from the University of Notre Dame. Ms. Flynn has completed the Women’s Senior Leadership Program and the Corporate Governance, Effectiveness and Accountability in the Board Room Program at Kellogg School of Management at Northwestern University and has been an active leader in the EcSell Institute Advisory Board, the Forum of Executive Women, the Healthcare Businesswomen’s Association and the Advisory Board for Downingtown STEM Academy. She has also received numerous awards, including the Silver Stevie Award for Women in Business and the Ellen Ann Roberts Business Award.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Media Contact:

PAN Communications

Lauren Force, 617-502-4366

pan.quanterix@pancomm.com

Investor Relations Contact:

Stephen Hrusovsky

(774) 278-0496

shrusovsky@quanterix.com